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                          CERTIFICATE OF INCORPORATION

                                       OF

                       ROYAL CROWN BOTTLERS OF TEXAS, INC.

                                    * * * * *

                  1. The name of the corporation is ROYAL CROWN BOTTLERS OF TEXAS, INC.

                  2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

                  5. The name and mailing address of each incorporator is as follows:


                    NAME                      MAILING ADDRESS
                    ----                      ---------------
                    F.J. Obara, Jr.           100 West Tenth Street
                                              Wilmington, Delaware  19801

                    W.J. Reif                 100 West Tenth Street
                                              Wilmington, Delaware  19801

                    R.F. Andrews              100 West Tenth Street
                                              Wilmington, Delaware  19801







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                  6. The corporation is to have perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized: To make, alter or repeal the by-laws of the corporation.

                  8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring


                                        2






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and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 1st day of February, 1977.

                                                        /s/ F.J. Obara jr.
                                                        -----------------------
                                                        F. J. Obara, Jr.

                                                        /s/ W.J. Reif
                                                        -----------------------
                                                        W.J. Reif

                                                        /s/ R.F. Andrews
                                                        ----------------------
                                                        R.F. Andrews


                                        3






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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

                  Royal Crown Bottlers of Texas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That, the Board of Directors of Royal Crown Bottlers of Texas, Inc., at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said
Corporation:

                  RESOLVED, That the Certificate of Incorporation be and hereby is amended by deleting Article "1." in its entirety and inserting and substituting in lieu thereof a new Article "1." reading as follows:

                  "1.  The name of the corporation is Royal Crown
                  Bottling Company of Texas (hereinafter called the
                  Corporation)."

                  SECOND: That thereafter, the Corporation's shareholder approved the aforesaid amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.







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                  FOURTH: That the capital of said corporation will not be
reduced under or by any reason of said amendment.

                  IN WITNESS WHEREOF, said Royal Crown Bottlers of Texas, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Nolan Murrah, Jr., its Vice President, and Toby Lee Tenenbaum, its Assistant Secretary this 22nd day of June, 1978.

                                                ROYAL CROWN BOTTLERS OF
                                                TEXAS, INC.

                                                By: /s/  Nolan Murrah, Jr.
                                                    ------------------------
                                                    Vice President

ATTEST:

By: /s/ Toby Lee Tenenbaum
    -------------------------
            Secretary




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